January 10, 2005

Moog Inc.
Jamison Road
East Aurora, New York 14052

Ladies and Gentlemen:

                Re: Moog Inc. - Registration Statement on Form S-3; File No. 333-113698

                We have acted as counsel to Moog Inc., a New York corporation (the "Company") in connection the issuance by the Company of $150,000,000 principal amount of its 6¼% Senior Subordinated Notes due 2015 (collectively the "Notes") under a Registration Statement on Form S-3 (File No. 333-113698) filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). The Notes are issued under an Indenture dated as of January 10, 2005 between the Company and JPMorgan Chase Bank, N.A., as trustee (the "Trustee") (the "Indenture").

                This opinion is being furnished at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                The opinions set forth in this letter are subject to the following qualifications:

                1.         In giving the opinions set forth in this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement on Form S-3 (File No. 333-113698) relating to the Notes and its exhibits (the "Registration Statement"), including the prospectus that is a part of the Registration Statement (the "Prospectus"), (b) a prospectus supplement dated January 5, 2005 to the Prospectus (the "Prospectus Supplement"), (c) the Indenture, (d) the Form T-1 of the Trustee filed as Exhibit 25.1 to the Company's Current Report on Form 8-K filed with the SEC on January 3, 2005, (e) the form of the Notes, included as an exhibit to the Indenture, (f) the Certificate of Incorporation and the Bylaws of the Company, (g) such evidence of incumbency of officers of the Company as we have deemed appropriate, (h) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (i) such certificates of officers of the Company as we have deemed appropriate, (j) such certificates of public officials as we have deemed appropriate and (k) such agreements and instruments as we have deemed appropriate.

                2.         We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the enforceability of each of the documents referred to in the Indenture against each party thereto other than the Company, (c) that the Indenture is duly authorized, executed and delivered by the Trustee, (d) that the Indenture constitutes a legal, valid and binding obligation of the Trustee, (e) that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture and (f) the genuineness of signatures, the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the original of any document submitted to us as a copy.

                3.         Any opinion set forth in this letter to the effect that any document is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, is qualified as being subject to (a) limitations imposed by bankruptcy, insolvency, reorganization, receivership, marshalling, arrangement, assignment for the benefit of creditors, fraudulent conveyance, moratorium and other statutes, rules, regulations and other laws relating to or affecting the rights and remedies of creditors generally, (b) applicable law and equitable principles that may limit rights to indemnification and contribution and (c) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether considered in a proceeding of equity or at law.

                4.         We do not express any opinion concerning any law other than the law of the State of New York and the federal law of the United States.

                Subject to the qualifications set forth in this letter, it is our opinion that the Notes have been duly executed as provided in the Indenture, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

                We hereby consent to the use of our name in the Prospectus Supplement as it appears under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.

                                                                                                        Very truly yours,

                                                                                                        HODGSON RUSS LLP

                                                                                                        By: /s/ John J. Zak
                                                                                                                John J. Zak